UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

WGL Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VIDEO TRANSCRIPT

The following is a transcript of a video of AltaGas CEO David Harris and WGL CEO Terry McCallister, available at www.wgldeliveringmore.com.

AltaGas:    I’m David Harris.

WGL:    And I’m Terry McCallister.

AltaGas:    When AltaGas combines forces…

WGL:    With us, WGL Holdings…

AltaGas:    This is what it means. Together, we will deliver on the promise of affordable rates; safe, reliable, and responsible service; and a deeper commitment to the communities we serve. This move represents an exciting growth opportunity for AltaGas and WGL.

In addition, AltaGas will relocate the headquarters of our U.S. power business to WGL’s service area, as we create the new jobs for an emerging, new energy future.

WGL:    You know and trust WGL Holdings – chartered by Congress in 1848 as Washington Gas. The Washington DC metropolitan area is our home and after we combine with AltaGas, the Washington area will remain our home – responding to your needs and delivering excellent service every day for our customers and our communities.

AltaGas:    At AltaGas, our approach is built on listening – to our employees, to our customers, to the communities we serve. If you have questions, let us know. We’re here to listen, to learn, to keep you informed… and to build a great energy future.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. WGL Holdings, Inc. (“WGL”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF WGL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about AltaGas, Ltd. (“AltaGas”), WGL and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of WGL’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting WGL Holdings, Inc., Leslie T. Thornton, Corporate Secretary, 101 Constitution Avenue N.W., Washington, District of Columbia, 20080. WGL’s filings with the SEC are also available on WGL’s website at: http://wglholdings.com/sec.cfm. Investors and security holders may also read and copy any reports, statements and other information filed by WGL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

AltaGas, WGL and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding AltaGas’ directors and executive officers is available in AltaGas’ Management Information Circular, filed on March 17, 2016 (in English and French) with the Canadian Securities Administrators (the “CSA”) and in AltaGas’ Annual Information Form, filed on March 23, 2016 (in English) and March 24, 2016 (in French) with the CSA, each of which are available at: www.sedar.com. Information regarding WGL’s directors and executive officers is available in WGL’s proxy statement filed with the SEC on December 23, 2016 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of WGL’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.